Exhibit 10.2

AMENDMENT NO. 5
TO
2004 EMPLOYEE STOCK PURCHASE PLAN
OF NUVASIVE, INC.

WHEREAS, effective as of March 25, 2014 the Board of Directors of NuVasive, Inc. agreed to amend the 2004 Employee Stock Purchase Plan, as previously amended (the “2004 ESPP”), pursuant to Section 26 of the 2004 ESPP.

NOW THEREFORE, the 2004 ESPP shall be amended as of March 25, 2014 as follows:

1.	The second sentence of Section 10(a) of the 2004 ESPP is hereby amended and restated in its entirety to read as follows:

“The deductions may be made (at the election of the participant) either (i) as an election of a whole dollar amount not less than $10 per payroll deduction, nor greater than an amount equal to the amount that is fifteen percent (15%) of the participant’s compensation, or (ii) as a percentage of the participant’s compensation in one percent (1%) increments, not less than one percent (1%), nor greater than fifteen percent (15%), or, in each case, such lower limit set by the Committee.”

2.	Except as amended by this Amendment No. 5, the 2004 ESPP shall remain unchanged and in full force and effect.

3.	Except as otherwise provided in this Amendment No. 5, terms used herein shall have the meanings ascribed to such terms in the 2004 ESPP.